UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: March 7, 2023

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC
6.00% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.0001 per share	XELAP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

On March 7, 2023, the Company created a new class of its preferred stock and designated such stock as “Special Voting Stock” and entered into a Subscription, Voting and Redemption Agreement (the “Voting Agreement”) related to the issuance, voting and redemption of the Special Voting Stock. Each share of Special Voting Stock is entitled to 75,000 votes per share to be voted upon at an upcoming of the special meeting of the Company’s stockholders (the “Special Meeting”), as more fully discussed in this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement

On March 7, 2023, the Company entered into the Voting Agreement with GP-HGM LLC (the “Special Voting Holder”), providing that the Special Voting Holder purchased 1,000,000 shares of Special Voting Stock from the Company for an aggregate purchase price of $100 and has agreed to vote all shares of Special Voting Stock on the Reverse Stock Split Proposal (as herein defined). At the Special Meeting, stockholders will be asked to approve the adoption of an amendment to the Company’s certificate of incorporation (the “COI”) to effect a reverse split of its outstanding common stock at a ratio in the range of 1-for-100 to 1-for-200, to be determined at the discretion of the Company’s board of directors (the “Board of Directors”) and publicly disclosed prior to the effectiveness of such reverse stock split, whereby each outstanding 100 to 200 shares would be reclassified and combined into 1 share of our common stock, with the primary intent of increasing the price of the Common Stock in order to meet The Nasdaq Capital Market listing requirement (the “Reverse Stock Split Proposal”).

The Special Voting Holder has agreed to vote for the Reverse Stock Split Proposal in the same proportion as the votes cast on such proposal by the holders of Common Stock and the Company’s Tandem Preferred Stock (excluding abstentions and, if applicable, broker non-votes). By way of example, if holders of 40% in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock attend the meeting and, of that 40%, holders of 80% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote in favor of the Reverse Stock Split Proposal, and holders of 20% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote against Reverse Stock Split Proposal, then the Special Voting Holder will cause 80% of the voting power of the outstanding shares of Special Voting Stock to be voted in favor of Reverse Stock Split Proposal and 20% of the voting power of the outstanding shares of Special Voting Stock to be voted against Reverse Stock Split Proposal.

The Company has further agreed to redeem the shares of Special Voting Stock on the first business day following the date on which the voting on the Reverse Stock Split Proposal has concluded and the polls on the Reverse Stock Split Proposal have closed for an aggregate price of $100.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

The information included under the headings “Introductory Note” and Item 1.01 Entry into a Material Definitive Agreement in this current report on Form 8-K are incorporated herein by reference.

Preferred Stock Decrease

On March 7, 2023, the Company decreased the authorized number of shares of each of Series B Cumulative Perpetual Preferred Stock and Tandem Preferred Stock of the Company, from 8,600,000 shares to 8,100,000, in order to allow for a sufficient number of shares of the Special Voting Stock to be authorized.

Special Voting Stock

On March 7, 2023, the Company filed the Certificate of Designations for its Special Voting Stock with the Secretary of State of the State of Delaware authorizing 1,000,000 shares of the Special Voting Stock.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of each of (1) the Certificate of Decrease, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K, (2) the Certificate of Decrease, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and (3) the Certificate of Designations for the Special Voting Stock, a copy of which is filed as Exhibit 3.3 to this Current Report on Form 8-K each of which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description
3.1	Certificate of Decrease of Series B Perpetual Convertible Preferred Stock
3.2	Certificate of Decrease of Tandem Preferred Stock
3.3	Certificate of Designations, Preferences, Rights and Limitations of Special Voting Preferred Stock
10.1	Subscription, Voting and Redemption Agreement, dated as of March 7, 2023, by and between Exela Technologies, Inc. and GP-HGM LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2023

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik Mengwall
Name: Erik Mengwall
Title: Secretary